Exhibit 99.1

Press Release

Contacts:	MEDIA:	ANALYSTS:
	Kevin Heine	Andy Clark
	(212) 635-1590	(212) 635-1803

BNY MELLON REPORTS THIRD QUARTER EARNINGS OF $967 MILLION OR $0.82 PER COMMON SHARE

•	EARNINGS PER SHARE OF $0.60 EXCLUDING THE BENEFIT RELATED TO A RECENT U.S. TAX COURT DECISION (a)

INVESTMENT MANAGEMENT FEES UP 5% YEAR-OVER-YEAR

•	Assets under management up 13% year-over-year

•	Net long-term inflows of $32 billion in third quarter of 2013

INVESTMENT SERVICES FEES UP 4% YEAR-OVER-YEAR

GENERATED $1.1 BILLION OF ESTIMATED NET BASEL III TIER 1 COMMON EQUITY (a)

RETURN ON TANGIBLE COMMON EQUITY 21% (a)

NEW YORK, October 16, 2013 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported third quarter net income applicable to common shareholders of $967 million, or $0.82 per diluted common share. Excluding the benefit related to the U.S. Tax Court’s partial reconsideration of a tax decision, net income applicable to common shareholders totaled $706 million, or $0.60 per diluted common share, compared with $720 million, or $0.61 per diluted common share, in the third quarter of 2012 and $833 million, or $0.71 per diluted common share, in the second quarter of 2013. The second quarter of 2013 results include an after-tax gain of $109 million, or $0.09 per common share, related to an equity investment.

“We are pleased to report strong year-over-year revenue and earnings growth in our Investment Management and Investment Services businesses. These results reflect our focus on driving organic growth and delivering enhanced solution sets from across our Company that help our clients succeed. Market conditions also improved for most of our businesses and, notably, we recorded the sixteenth consecutive quarter of positive net long-term inflows in Investment Management,” said Gerald L. Hassell, chairman and chief executive officer.

“We continue to remain ahead of our Operational Excellence initiatives goals, the savings from which have provided us the flexibility to make targeted investments in our platforms and service applications to deliver the full breadth of our global capabilities,” added Mr. Hassell.

“Finally, we continue to strengthen our balance sheet and capital position, as we generated more than $1 billion of estimated Basel III Tier 1 common equity and once again delivered a very healthy return on tangible common equity for our shareholders,” concluded Mr. Hassell.

(a)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 9 for the calculation of the Non-GAAP measures.

Third Quarter Results – Sequential growth rates are unannualized. Please refer to the Quarterly Earnings Review for a detailed review of our businesses.

Total revenue

	Reconciliation of total revenue				3Q13 vs.
	(dollars in millions)	3Q13	2Q13	3Q12	3Q12	2Q13
	Fee and other revenue	$2,963	$3,187	$2,879	3%	(7)%
	Income from consolidated investment management funds	32	65	47
	Net interest revenue	772	757	749
	Total revenue – GAAP	3,767	4,009	3,675
Less:	Net income attributable to noncontrolling interests related to consolidated investment management funds	8	39	25
	Gain related to an equity investment (pre-tax)	—	184	—
	Total revenue – Non-GAAP	$3,759	$3,786	$3,650	3%	(1)%

•

Assets under custody and/or administration (“AUC/A”) amounted to $27.4 trillion at Sept. 30, 2013, an increase of 4% compared with the prior year and 5% sequentially. The year-over-year increase was primarily driven by higher market values and net new business. The sequential increase primarily reflects higher market values and the positive impact of foreign currency rates. Assets under management (“AUM”) amounted to a record $1.53 trillion at Sept. 30, 2013, an increase of 13% compared with the prior year and 7% sequentially. Both the year-over-year and sequential increases primarily resulted from net new business and higher market values. Long-term inflows totaled $32 billion and short-term inflows totaled $13 billion for the third quarter of 2013. Long-term inflows benefited from liability-driven investments, alternative investments and active equity and index funds.

•

Investment services fees totaled $1.7 billion, an increase of 4% year-over-year and unchanged sequentially. The year-over-year increase primarily reflects higher clearing services fees driven by higher mutual fund and asset-based fees and volumes, higher asset servicing revenue resulting from higher market values and higher issuer services revenue driven by higher Depositary Receipts revenue. Sequentially, higher issuer services revenue driven by seasonally higher Depositary Receipts revenue was offset by a seasonal decrease in securities lending revenue, lower activity and lower expense reimbursements. Additionally, higher money market fee waivers decreased investment services revenue both year-over-year and sequentially.

•

Investment management and performance fees were $821 million, an increase of 5% year-over-year and a decrease of 3% sequentially. The year-over-year increase was primarily driven by higher equity market values and net new business, partially offset by the average impact of the stronger U.S. dollar. The sequential decrease primarily reflects seasonally lower performance fees, partially offset by net new business and higher market values. Comparisons to both prior periods were negatively impacted by higher money market fee waivers.

•

Foreign exchange and other trading revenue totaled $160 million compared with $182 million in the third quarter of 2012 and $207 million in the second quarter of 2013. In the third quarter of 2013, foreign exchange revenue totaled $154 million, an increase of 27% year-over-year and a decrease of 14% sequentially. The year-over-year increase primarily reflects higher volumes and volatility. The sequential decrease was primarily driven by lower volatility while volumes increased slightly. Other trading revenue was $6 million in the third quarter of 2013 compared with $61 million in third quarter of 2012 and $28 million in the second quarter of 2013. The decrease compared with both prior periods primarily reflects lower fixed income trading revenue.

•

Investment and other income totaled $135 million in the third quarter of 2013 compared with $124 million in the third quarter of 2012 and $269 million in the second quarter of 2013. The year-over-year increase primarily reflects higher equity investment revenue, partially offset by lower seed capital gains. The sequential decrease primarily reflects a gain related to an equity investment recorded in the second quarter of 2013.

•

Net interest revenue and the net interest margin (FTE) were $772 million and 1.16% in the third quarter of 2013 compared with $749 million and 1.20% in the third quarter of 2012 and $757 million and 1.15% in the second quarter of 2013. Both increases in net interest revenue were primarily driven by lower premium amortization on investment securities and higher average interest-earning assets. The year-over-year increase also reflects a change in the mix of earning assets and lower funding costs. Additionally, the sequential increase was partially offset by a change in the mix of earning assets, including a decrease in the investment securities portfolio.

•

The net unrealized pre-tax gain on our total investment securities portfolio was $723 million at Sept. 30, 2013 compared with $656 million at June 30, 2013. The increase in the net unrealized pre-tax gain was primarily driven by lower credit spreads on foreign securities.

The provision for credit losses was $2 million in the third quarter of 2013, a credit of $5 million in the third quarter of 2012 and a credit of $19 million in the second quarter of 2013.

Total noninterest expense

Reconciliation of noninterest expense					3Q13 vs.
(dollars in millions)		3Q13	2Q13	3Q12	3Q12	2Q13
Noninterest expense – GAAP		$2,779	$2,822	$2,705	3%	(2)%
Less:	Amortization of intangible assets	81	93	95
	M&I, litigation and restructuring charges	16	13	26
Total noninterest expense excluding amortization of intangible assets, M&I, litigation and restructuring charges – Non-GAAP		$2,682	$2,716	$2,584	4%	(1)%

•

Total noninterest expense excluding amortization of intangible assets, M&I, litigation and restructuring charges (Non-GAAP) increased 4% year-over-year and decreased 1% sequentially. The year-over-year increase primarily resulted from higher staff expense driven by higher incentive and employee benefit expenses, and the impact of the annual employee merit increase. The sequential decrease primarily resulted from lower business development and professional, legal and other purchased services expenses, partially offset by a reduction in the reserve for administrative errors in certain offshore tax-exempt funds recorded in the second quarter of 2013 and the impact of the annual employee merit increase.

The benefit for income taxes totaled $2 million in the third quarter of 2013 and included a benefit of $261 million related to the U.S. Tax Court’s partial reconsideration of its original tax decision on Feb. 11, 2013 disallowing certain foreign tax credits. Excluding the impact of the U.S. Tax Court’s partial reconsideration, the effective tax rate on an operating basis – Non-GAAP was 26% in the third quarter of 2013.

Capital ratios	Sept. 30, 2013 (a)	June 30, 2013	Sept. 30, 2012
Estimated Basel III Tier 1 common equity ratio – Non-GAAP (b)(c):
Standardized Approach	10.1%	9.3%	N/A
Advanced Approach	11.1	9.8	9.3%
Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP (c)	14.2	13.2	13.3
Basel I Tier 1 capital ratio	15.8	14.8	15.3
Basel I Total (Tier 1 plus Tier 2) capital ratio	16.8	15.8	16.9
Basel I leverage capital ratio	5.6	5.3	5.6
BNY Mellon shareholders’ equity to total assets ratio (c)	9.9	10.0	10.7
BNY Mellon common shareholders’ equity to total assets ratio (c)	9.5	9.5	10.3
Tangible BNY Mellon shareholders’ equity to tangible assets of operations ratio – Non-GAAP (c)	6.4	5.8	6.3

(a)	Preliminary.
(b)	At Sept. 30, 2013 and June 30, 2013, the estimated Basel III Tier 1 common equity ratio is based on our interpretation of and expectations regarding the final rules released by the Board of Governors of the Federal Reserve (the “Federal Reserve”) on July 2, 2013, on a fully phased-in basis. For periods prior to June 30, 2013, these ratios were estimated using our interpretation of the Federal Reserve’s Notices of Proposed Rulemaking (“NPRs”) dated June 7, 2012, on a fully phased-in basis.
(c)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 9 for a calculation of these ratios.

N/A – Not available.

Dividends

Common – On Oct. 16, 2013, The Bank of New York Mellon Corporation declared a quarterly common stock dividend of $0.15 per common share. This cash dividend is payable on Nov. 5, 2013 to shareholders of record as of the close of business on Oct. 28, 2013.

Preferred – On Oct. 16, 2013, The Bank of New York Mellon Corporation also declared the following dividends for the noncumulative perpetual preferred stock, liquidation preference $100,000 per share, for the dividend period ending in December 2013, in each case, payable on Dec. 20, 2013 to holders of record as of the close of business on Dec. 5, 2013:

•

$1,011.11 per share on the Series A Preferred Stock (equivalent to approximately $10.11 per Normal Preferred Capital Security of Mellon Capital IV, each representing 1/100th interest in a share of Series A Preferred Stock);

•	$1,300.00 per share on the Series C Preferred Stock (equivalent to approximately $0.33 per depositary share, each representing a 1/4,000th interest in a share of the Series C Preferred Stock); and

•	$2,662.50 per share on the Series D Preferred Stock (equivalent to approximately $26.63 per depositary share, each representing a 1/100th interest in a share of the Series D Preferred Stock).

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 35 countries and more than 100 markets. As of Sept. 30, 2013, BNY Mellon had $27.4 trillion in assets under custody and/or administration, and $1.5 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com, or follow us on Twitter @BNYMellon.

Supplemental Financial Information

The Quarterly Earnings Review and Supplemental Financial Trends for The Bank of New York Mellon Corporation have been updated through Sept. 30, 2013 and are available at www.bnymellon.com (Investor Relations - Financial Reports).

Conference Call Information

Gerald L. Hassell, chairman and chief executive officer and Thomas P. Gibbons, vice chairman and chief financial officer, along with other members of executive management from BNY Mellon, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on Oct. 16, 2013. This conference call and audio webcast will include forward-looking statements and may include other material information.

Persons wishing to access the conference call and audio webcast may do so by dialing (888) 677-5383 (U.S.) and (773) 799-3611 (International), and using the passcode: Earnings, or by logging on to www.bnymellon.com. The Earnings Release, together with the Quarterly Earnings Review and Supplemental Financial Trends, will be available at www.bnymellon.com beginning at approximately 6:30 a.m. EDT on Oct. 16, 2013. Replays of the conference call and audio webcast will be available beginning Oct. 16, 2013 at approximately 2 p.m. EDT through Oct. 30, 2013 by dialing (866) 484-4215 (U.S.) or (203) 369-1593 (International). The archived version of the conference call and audio webcast will also be available at www.bnymellon.com for the same time period.

THE BANK OF NEW YORK MELLON CORPORATION

Financial Highlights

(dollar amounts in millions, except per common amounts and unless otherwise noted; quarterly returns are annualized)	Quarter ended			Year-to-date
	Sept. 30, 2013	June 30, 2013	Sept. 30, 2012	Sept. 30, 2013	Sept. 30, 2012

Return on common equity (a)	11.2%	9.7%	8.3%	5.9%	7.1%
Non-GAAP (a)	8.9%	10.5%	9.2%	9.0%	9.0%

Return on tangible common equity – Non-GAAP (a)	28.4%	25.0%	22.1%	15.8%	19.6%
Non-GAAP adjusted (a)	21.5%	25.2%	22.5%	21.7%	22.6%

Fee revenue as a percentage of total revenue excluding net securities gains	79%	79%	78%	79%	78%

Annualized fee revenue per employee (based on average headcount) (in thousands)	$232	$254	$235	$238	$233

Percentage of non-U.S. total revenue (b)	39%	36%	37%	37%	37%

Pre-tax operating margin (a)	26%	30%	27%	26%	22%
Non-GAAP (a)	29%	32%	29%	29%	29%

Net interest margin (FTE)	1.16%	1.15%	1.20%	1.14%	1.25%

Selected average balances:
Interest-earning assets	$271,150	$268,481	$255,228	$268,480	$243,814
Assets of operations	$329,887	$325,931	$307,919	$326,020	$297,219
Total assets	$341,750	$337,455	$318,914	$337,651	$308,459
Interest-bearing deposits	$153,547	$151,219	$138,260	$150,853	$131,418
Noninterest-bearing deposits	$72,075	$70,648	$70,230	$71,026	$66,581
Preferred stock	$1,562	$1,350	$611	$1,328	$225
Total The Bank of New York Mellon Corporation common shareholders’ equity	$34,264	$34,467	$34,522	$34,541	$34,123

Average common shares and equivalents outstanding (in thousands):
Basic	1,148,724	1,152,545	1,169,674	1,153,327	1,181,614
Diluted	1,152,679	1,155,981	1,171,534	1,156,951	1,183,309

Period-end data:
Assets under management (in billions) (c)	$1,532 (d)	$1,432	$1,359	$1,532 (d)	$1,359
Assets under custody and/or administration (in trillions) (e)	$27.4 (d)	$26.2	$26.4	$27.4 (d)	$26.4
Market value of securities on loan (in billions) (f)	$255	$255	$251	$255	$251

Full-time employees	50,800	49,800	48,700	50,800	48,700
Book value per common share – GAAP (a)	$30.82	$29.83	$30.11	$30.82	$30.11
Tangible book value per common share – Non-GAAP (a)	$13.36	$12.41	$12.59	$13.36	$12.59
Cash dividends per common share	$0.15	$0.15	$0.13	$0.43	$0.39
Common dividend payout ratio	18%	21%	21%	33%	26%
Closing stock price per common share	$30.19	$28.05	$22.62	$30.19	$22.62
Market capitalization	$34,674	$32,271	$26,434	$34,674	$26,434

(a)	Non-GAAP excludes M&I, litigation and restructuring charges and the impact of the U.S. Tax Court’s disallowance of certain foreign tax credits, if applicable. See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 9 for a calculation of these ratios.
(b)	Includes fee revenue, net interest revenue and income from consolidated investment management funds, net of net income attributable to noncontrolling interests.
(c)	Excludes assets managed in the Investment Services business.
(d)	Preliminary.
(e)	Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.2 trillion at Sept. 30, 2013, $1.1 trillion at June 30, 2013 and $1.2 trillion at Sept. 30, 2012.
(f)	Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities on loan at CIBC Mellon.

N/M – Not meaningful.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year-to-date
	Sept. 30, 2013	June 30, 2013	Sept. 30, 2012	Sept. 30, 2013	Sept. 30, 2012
Fee and other revenue
Investment services fees:
Asset servicing	$964	$988	$942	$2,921	$2,835
Issuer services	322	294	311	853	837
Clearing services	315	321	287	940	899
Treasury services	137	139	138	417	408
Total investment services fees	1,738	1,742	1,678	5,131	4,979
Investment management and performance fees	821	848	779	2,491	2,321
Foreign exchange and other trading revenue	160	207	182	528	553
Distribution and servicing	43	45	48	137	140
Financing-related fees	44	44	46	129	127
Investment and other income	135	269	124	476	311
Total fee revenue	2,941	3,155	2,857	8,892	8,431
Net securities gains	22	32	22	102	112
Total fee and other revenue	2,963	3,187	2,879	8,994	8,543
Operations of consolidated investment management funds
Investment income	134	159	151	439	456
Interest of investment management fund note holders	102	94	104	292	309
Income from consolidated investment management funds	32	65	47	147	147
Net interest revenue
Interest revenue	855	836	877	2,506	2,664
Interest expense	83	79	128	258	416
Net interest revenue	772	757	749	2,248	2,248
Provision for credit losses	2	(19)	(5)	(41)	(19)
Net interest revenue after provision for credit losses	770	776	754	2,289	2,267
Noninterest expense
Staff	1,516	1,509	1,436	4,497	4,304
Professional, legal and other purchased services	296	317	292	908	900
Software and equipment	226	238	208	692	622
Net occupancy	153	159	149	475	437
Distribution and servicing	108	111	109	325	313
Business development	63	90	60	221	187
Sub-custodian	71	77	65	212	205
Other	249	215	265	771	739
Amortization of intangible assets	81	93	95	260	288
Merger and integration, litigation and restructuring charges	16	13	26	68	513
Total noninterest expense	2,779	2,822	2,705	8,429	8,508
Income
Income before income taxes	986	1,206	975	3,001	2,449
(Benefit) provision for income taxes	(2)	321	225	1,365	572
Net income	988	885	750	1,636	1,877
Net (income) attributable to noncontrolling interests (includes $(8), $(39), $(25), $(63) and $(65) related to consolidated investment management funds, respectively)	(8)	(40)	(25)	(64)	(67)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	980	845	725	1,572	1,810
Preferred stock dividends	(13)	(12)	(5)	(38)	(5)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$967	$833	$720	$1,534	$1,805

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement - continued

Net income applicable to common shareholders of The Bank of New York Mellon Corporation used for the earnings per share calculation		Quarter ended			Year-to-date
(in millions)		Sept. 30, 2013	June 30, 2013	Sept. 30, 2012	Sept. 30, 2013	Sept. 30, 2012
Net income applicable to common shareholders of The Bank of New York Mellon Corporation		$967	$833	$720	$1,534	$1,805
Less:	Earnings allocated to participating securities	18	15	11	27	26
	Change in the excess of redeemable value over the fair value of noncontrolling interests	—	—	—	1	(5)
	Net income applicable to the common shareholders of The Bank of New York Mellon Corporation after required adjustments for the calculation of basic and diluted earnings per common share	$949	$818	$709	$1,506	$1,784

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation (a)	Quarter ended			Year-to-date
(in dollars)	Sept. 30, 2013	June 30, 2013	Sept. 30, 2012	Sept. 30, 2013	Sept. 30, 2012
Basic	$0.83	$0.71	$0.61	$1.31	$1.51
Diluted	$0.82	$0.71	$0.61	$1.30	$1.51

(a)	Basic and diluted earnings per share under the two-class method are determined on the net income applicable to common shareholders of The Bank of New York Mellon Corporation reported on the income statement less earnings allocated to participating securities, and the change in the excess of redeemable value over the fair value of noncontrolling interests.

THE BANK OF NEW YORK MELLON CORPORATION

Consolidated Balance Sheet

(dollars in millions, except per share amounts)	Sept. 30, 2013	June 30, 2013	Dec. 31, 2012
Assets
Cash and due from:
Banks	$7,304	$6,940	$4,727
Interest-bearing deposits with the Federal Reserve and other central banks	95,519	77,150	90,110
Interest-bearing deposits with banks	41,390	42,145	43,910
Federal funds sold and securities purchased under resale agreements	9,191	9,978	6,593
Securities:
Held-to-maturity (fair value of $20,300, $13,596 and $8,389)	20,358	13,785	8,205
Available-for-sale	77,099	91,570	92,619
Total securities	97,457	105,355	100,824
Trading assets	12,101	10,908	9,378
Loans	50,138	50,307	46,629
Allowance for loan losses	(206)	(212)	(266)
Net loans	49,932	50,095	46,363
Premises and equipment	1,569	1,595	1,659
Accrued interest receivable	545	614	593
Goodwill	18,025	17,919	18,075
Intangible assets	4,527	4,588	4,809
Other assets	22,701	21,747	20,468
Subtotal assets of operations	360,261	349,034	347,509
Assets of consolidated investment management funds, at fair value:
Trading assets	10,725	10,766	10,961
Other assets	966	705	520
Subtotal assets of consolidated investment management funds, at fair value	11,691	11,471	11,481
Total assets	$371,952	$360,505	$358,990
Liabilities
Deposits:
Noninterest-bearing (principally U.S. offices)	$87,303	$82,948	$93,019
Interest-bearing deposits in U.S. offices	58,505	54,428	53,826
Interest-bearing deposits in Non-U.S. offices	109,752	107,506	99,250
Total deposits	255,560	244,882	246,095
Federal funds purchased and securities sold under repurchase agreements	9,737	12,600	7,427
Trading liabilities	9,022	8,014	8,176
Payables to customers and broker-dealers	15,293	15,267	16,095
Commercial paper	1,851	111	338
Other borrowed funds	844	1,060	1,380
Accrued taxes and other expenses	6,467	7,340	7,316
Other liabilities (includes allowance for lending-related commitments of $133, $125 and $121)	5,848	5,677	6,010
Long-term debt	18,889	18,481	18,530
Subtotal liabilities of operations	323,511	313,432	311,367
Liabilities of consolidated investment management funds, at fair value:
Trading liabilities	10,380	10,110	10,152
Other liabilities	78	32	29
Subtotal liabilities of consolidated investment management funds, at fair value	10,458	10,142	10,181
Total liabilities	333,969	323,574	321,548
Temporary equity
Redeemable noncontrolling interests	203	189	178
Permanent equity
Preferred stock – par value $0.01 per share; authorized 100,000,000 shares; issued 15,826, 15,826 and 10,826 shares	1,562	1,562	1,068
Common stock – par value $0.01 per share; authorized 3,500,000,000 shares; issued 1,264,234,315, 1,262,295,165 and 1,254,182,209 shares	13	13	13
Additional paid-in capital	23,903	23,796	23,485
Retained earnings	15,639	14,859	14,622
Accumulated other comprehensive loss, net of tax	(1,339)	(1,651)	(643)
Less: Treasury stock of 115,712,764, 111,818,475 and 90,691,868 common shares, at cost	(2,819)	(2,697)	(2,114)
Total The Bank of New York Mellon Corporation shareholders’ equity	36,959	35,882	36,431
Nonredeemable noncontrolling interests of consolidated investment management funds	821	860	833
Total permanent equity	37,780	36,742	37,264
Total liabilities, temporary equity and permanent equity	$371,952	$360,505	$358,990

Supplemental information – Explanation of Non-GAAP financial measures

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures based upon Tier 1 common equity and tangible common shareholders’ equity. BNY Mellon believes that the ratio of Tier 1 common equity to risk-weighted assets and the ratio of tangible common shareholders’ equity to tangible assets of operations are measures of capital strength that provide additional useful information to investors, supplementing the Tier 1 and Total capital ratios which are utilized by regulatory authorities. The ratio of Basel I Tier 1 common equity to risk-weighted assets excludes preferred stock and trust preferred securities from the numerator of the ratio. Unlike the Basel I Tier 1 and Total capital ratios, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income. BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. BNY Mellon has presented its estimated Basel III Tier 1 common equity ratio based on its interpretation, expectations and understanding of the final Basel III rules released by the Federal Reserve on July 2, 2013, on a fully phased in basis and on the application of such rules to BNY Mellon’s businesses as currently conducted. The estimated Basel III Tier 1 common equity ratio is necessarily subject to, among other things, BNY Mellon’s further review and implementation of the final Basel III rules, anticipated compliance with all necessary enhancements to model calibration, and other refinements, further implementation guidance from regulators and any changes BNY Mellon may make to its businesses. Consequently, BNY Mellon’s estimated Basel III Tier 1 common equity ratio may change based on these factors. Management views the estimated Basel III Tier 1 common equity ratio as a key measure in monitoring BNY Mellon’s capital position and progress against future regulatory capital standards. Additionally, the presentation of the estimated Basel III Tier 1 common equity ratio is intended to allow investors to compare BNY Mellon’s estimated Basel III Tier 1 common equity ratio with estimates presented by other companies.

BNY Mellon has presented revenue measures which exclude the effect of noncontrolling interests related to consolidated investment management funds and gains related to an equity investment; and expense measures which exclude M&I expenses, litigation charges, restructuring charges and amortization of intangible assets. Return on equity measures and operating margin measures, which exclude some or all of these items, are also presented. Return on equity measures also exclude the (benefit) net charge related to the disallowance of certain foreign tax credits. BNY Mellon believes that these measures are useful to investors because they permit a focus on period-to-period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items, in general, relate to certain ongoing charges as a result of prior transactions or where we have incurred charges. M&I expenses primarily relate to the acquisitions of Global Investment Servicing on July 1, 2010 and BHF Asset Servicing GmbH on Aug. 2, 2010. M&I expenses generally continue for approximately three years after the transaction and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased. Future periods will not reflect such M&I expenses, and thus may be more easily compared with our current results if M&I expenses are excluded. Litigation charges represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Restructuring charges relate to our Operational Excellence Initiatives and migrating positions to Global Delivery Centers. Excluding these charges permits investors to view expenses on a basis consistent with how management views the business.

In this Earnings Release, the net interest margin is presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax-exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income. Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and business-level basis.

The following table presents the calculation of the pre-tax operating margin ratio.

Pre-tax operating margin (dollars in millions)		3Q13	2Q13	3Q12	YTD13	YTD12
Income before income taxes – GAAP		$986	$1,206	$975	$3,001	$2,449
Less:	Net income attributable to noncontrolling interests of consolidated investment management funds	8	39	25	63	65
Add:	Amortization of intangible assets	81	93	95	260	288
	M&I, litigation and restructuring charges	16	13	26	68	513
Income before income taxes excluding net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP		$1,075	$1,273	$1,071	$3,266	$3,185

Fee and other revenue – GAAP		$2,963	$3,187	$2,879	$8,994	$8,543
Income from consolidated investment management funds – GAAP		32	65	47	147	147
Net interest revenue – GAAP		772	757	749	2,248	2,248
Total revenue – GAAP		3,767	4,009	3,675	11,389	10,938
Less:	Net income attributable to noncontrolling interests of consolidated investment management funds	8	39	25	63	65
Total revenue excluding net income attributable to noncontrolling interests of consolidated investment management funds – Non-GAAP		$3,759	$3,970	$3,650	$11,326	$10,873

Pre-tax operating margin (a)		26%	30%	27%	26%	22%
Pre-tax operating margin excluding net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP (a)		29%	32%	29%	29%	29%

(a)	Income before taxes divided by total revenue.

The following table presents the reconciliation of net income and diluted earnings per common share.

Reconciliation of net income and diluted EPS – GAAP to Non-GAAP	3Q13
(in millions, except per common share amounts)	Net income	Diluted EPS
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$967	$0.82
Benefit related to the U.S. Tax Court’s partial reconsideration of a tax decision disallowing certain foreign tax credits	261	(0.22)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$706	$0.60

The following table presents the calculation of the return on common equity and the return on tangible common equity.

Return on common equity and tangible common equity
(dollars in millions)		3Q13	2Q13	3Q12	YTD13	YTD12
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP		$967	$833	$720	$1,534	$1,805
Add:	Amortization of intangible assets, net of tax	52	59	60	167	182
Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP		1,019	892	780	1,701	1,987
Add:	M&I, litigation and restructuring charges	12	8	18	44	308
(Benefit) net charge related to the disallowance of certain foreign tax credits		(261)	—	—	593	—
Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets, M&I, litigation and restructuring charges and the (benefit) net charge related to the disallowance of certain foreign tax credits – Non-GAAP		$770	$900	$798	$2,338	$2,295

Average common shareholders’ equity		$34,264	$34,467	$34,522	$34,541	$34,123
Less:	Average goodwill	17,975	17,957	17,918	17,975	17,941
	Average intangible assets	4,569	4,661	4,926	4,662	5,023
Add:	Deferred tax liability – tax deductible goodwill	1,262	1,200	1,057	1,262	1,057
	Deferred tax liability – non-tax deductible intangible assets	1,242	1,269	1,339	1,242	1,339
Average tangible common shareholders’ equity – Non-GAAP		$14,224	$14,318	$14,074	$14,408	$13,555

Return on common equity – GAAP (a)		11.2%	9.7%	8.3%	5.9%	7.1%
Return on common equity excluding amortization of intangible assets, M&I, litigation and restructuring charges and the (benefit) net charge related to the disallowance of certain foreign tax credits – Non-GAAP (a)		8.9%	10.5%	9.2%	9.0%	9.0%

Return on tangible common equity – Non-GAAP (a)		28.4%	25.0%	22.1%	15.8%	19.6%
Return on tangible common equity excluding M&I, litigation and restructuring charges and the (benefit) net charge related to the disallowance of certain foreign tax credits – Non-GAAP (a)		21.5%	25.2%	22.5%	21.7%	22.6%

(a)	Annualized.

N/M – Not meaningful.

The following table presents the calculation of the effective tax rate.

Effective tax rate
(dollars in millions)		3Q13
Benefit for income taxes – GAAP		$(2)
Less:	Benefit of the partial reconsideration of the U.S. Tax Court’s decision disallowing certain foreign tax credits	261
Provision for income taxes – Non-GAAP		$259

Income before taxes – GAAP		$986

Effective tax rate – GAAP		—%
Effective tax rate – Operating basis – Non-GAAP		26%

The following table presents the calculation of the equity to assets ratio and book value per common share.

Equity to assets and book value per common share (dollars in millions, unless otherwise noted)		Sept. 30, 2013	June 30, 2013	Sept. 30, 2012
BNY Mellon shareholders’ equity at period end – GAAP		$36,959	$35,882	$36,218
Less:	Preferred stock	1,562	1,562	1,036
BNY Mellon common shareholders’ equity at period end – GAAP		35,397	34,320	35,182
Less:	Goodwill	18,025	17,919	17,984
	Intangible assets	4,527	4,588	4,882
Add:	Deferred tax liability – tax deductible goodwill	1,262	1,200	1,057
	Deferred tax liability – non-tax deductible intangible assets	1,242	1,269	1,339
Tangible BNY Mellon common shareholders’ equity at period end – Non-GAAP		$15,349	$14,282	$14,712

Total assets at period end – GAAP		$371,952	$360,505	$339,944
Less:	Assets of consolidated investment management funds	11,691	11,471	11,369
Subtotal assets of operations – Non-GAAP		360,261	349,034	328,575
Less:	Goodwill	18,025	17,919	17,984
	Intangible assets	4,527	4,588	4,882
	Cash on deposit with the Federal Reserve and other central banks (a)	96,316	78,671	73,037
Tangible total assets of operations at period end – Non-GAAP		$241,393	$247,856	$232,672

BNY Mellon shareholders’ equity to total assets – GAAP		9.9%	10.0%	10.7%
BNY Mellon common shareholders’ equity to total assets – GAAP		9.5%	9.5%	10.3%
Tangible BNY Mellon common shareholders’ equity to tangible assets of operations – Non-GAAP		6.4%	5.8%	6.3%

Period-end common shares outstanding (in thousands)		1,148,522	1,150,477	1,168,607

Book value per common share		$30.82	$29.83	$30.11
Tangible book value per common share – Non-GAAP		$13.36	$12.41	$12.59

(a)	Assigned a zero percent risk-weighting by the regulators.

The following table presents the calculation of our Basel I Tier 1 common equity ratio – Non-GAAP.

Calculation of Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP (dollars in millions)		Sept. 30, 2013 (a)	June 30, 2013	Sept. 30, 2012
Total Tier 1 capital – Basel I		$18,070	$16,951	$16,797
Less:	Trust preferred securities	324	303	1,173
	Preferred stock	1,562	1,562	1,036
Total Tier 1 common equity		$16,184	$15,086	$14,588

Total risk-weighted assets – Basel I		$114,334	$114,511	$109,867

Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP		14.2%	13.2%	13.3%

(a)	Preliminary.

The following table presents our estimated Basel III Tier 1 common equity generated.

Estimated Basel III Tier 1 common equity generation (in millions)		3Q13
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP		$967
Add:	Amortization of intangible assets, net of tax	52
Estimated gross Basel III Tier 1 common equity generated		1,019
Capital deployed:
Dividends		(175)
Common stock repurchased		(122)
Total capital deployed		(297)
Other (a)		344
Estimated net Basel III Tier 1 common equity generated		$1,066

(a)	Includes foreign currency translation.

The following table presents the calculation of our estimated Basel III Tier 1 common equity ratio under the Standardized Approach and Advanced Approach.

Estimated Basel III Tier 1 common equity ratio – Non-GAAP (a) (dollars in millions)		Sept. 30, 2013 (b)	June 30, 2013	Sept. 30, 2012
Total Tier 1 capital – Basel I		$18,070	$16,951	$16,797
Adjustment to determine estimated Basel III Tier 1 common equity:
	Deferred tax liability – tax deductible intangible assets	82	81	N/A
	Preferred stock	(1,562)	(1,562)	(1,036)
	Trust preferred securities	(324)	(303)	(1,173)
	Other comprehensive income (loss):
	Securities available-for-sale	487	560	1,448
	Pension liabilities	(1,348)	(1,379)	(1,346)
	Total other comprehensive income (loss)	(861)	(819)	102
	Equity method investments	(479)	(500)	(571)
	Net pension fund assets	(279)	(268)	(43)
	Deferred tax assets	(26)	(26)	(46)
	Other	22	23	19
	Total estimated Basel III Tier 1 common equity	$14,643	$13,577	$14,049

Under the Standardized Approach:
Total risk-weighted assets – Basel I		$114,334	$114,511	N/A
Add:	Adjustments (c)	31,255	31,330	N/A
	Total estimated Basel III risk-weighted assets	$145,589	$145,841	N/A

	Estimated Basel III Tier 1 common equity ratio – Non-GAAP calculated under the Standardized Approach	10.1%	9.3%	N/A

Under the Advanced Approach:
Total risk-weighted assets – Basel I		$114,334	$114,511	$109,867
Add:	Adjustments (c)	17,249	23,793	41,816
	Total estimated Basel III risk-weighted assets	$131,583	$138,304	$151,683

	Estimated Basel III Tier 1 common equity ratio – Non-GAAP calculated under the Advanced Approach	11.1%	9.8%	9.3%

(a)	At Sept. 30, 2013 and June 30, 2013, the estimated Basel III Tier 1 common equity ratio is based on our interpretation of and expectations regarding the final rules released by the Federal Reserve on July 2, 2013, on a fully phased-in basis. For periods prior to June 30, 2013, these ratios were estimated using our interpretation of the NPRs dated June 7, 2012, on a fully phased-in basis.
(b)	Preliminary.
(c)	Following are the primary differences between risk-weighted assets determined under Basel I and Basel III. Credit risk is determined under Basel I using predetermined risk-weights and asset classes and relies in part on the use of external credit ratings. Under Basel III both the Standardized and Advanced Approaches use a broader range of predetermined risk-weights and asset classes and certain alternatives to external credit ratings. Securitization exposure receives a higher risk-weighting under Basel III than Basel I, and Basel III includes additional adjustments for market risk, counterparty credit risk and equity exposures. Additionally, the Standardized Approach eliminates the use of the VaR approach for determining risk-weighted assets on certain repo-style transactions. Risk-weighted assets calculated under the Advanced Approach also include the use of internal credit models and parameters as well as an adjustment for operational risk.

N/A – Not available.

Quarterly impact to the estimated Basel III Tier 1 common equity ratio – Non-GAAP	Standardized Approach		Advanced Approach
Estimated Basel III Tier 1 common equity ratio – Non-GAAP at June 30, 2013	9.3%		9.8%
Impacted by:
Net capital generation	50 bps		52 bps
Change in accumulated other comprehensive income (loss)	(3	) bps	(3	) bps
Change in risk-weighted assets	2 bps		54 bps
Other (a)	26 bps		28 bps
Estimated Basel III Tier 1 common equity ratio – Non-GAAP at Sept. 30, 2013	10.1%		11.1%

(a)	Includes foreign currency translation.

bps – basis points.

Cautionary Statement

The information presented in this Earnings Release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including our estimated capital ratios and expectations regarding those ratios, preliminary business metrics and statements made regarding our focus on driving organic growth and delivering enhanced solution sets from across our Company, our Operational Excellence Initiatives and strengthening our balance sheet and capital position. These statements, which may be expressed in a variety of ways, include the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon which make reference to the cautionary factors described in this Earnings Release, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Factors that could cause BNY Mellon’s results to differ materially from those described in the forward-looking statements can be found in the risk factors set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2012 and its other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of Oct. 16, 2013 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.